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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption 'Experts' in the Registration Statement on Form S-4 and related Prospectus of Time Warner Companies Inc. ('TWC') for the registration of $500,000,0000 of Debt Securities of TWC unconditionally guaranteed by Time Warner Inc. ('TWI') and Turner Broadcasting System, Inc. and to the incorporation by reference therein of (i) our reports dated February 11, 1997, with respect to the consolidated financial statements and schedules of TWI and Time Warner Entertainment Company, L.P., and our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships, incorporated by reference from TWI's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by TWI's Forms 10-K/A dated March 27, 1997 and June 26, 1997, and (ii) our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Cablevision Industries Corporation and Subsidiaries, from TWI's Current Report on Form 8-K dated November 13, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
February 3, 1998


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